EXHIBIT 23a

                          INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No.2 to Registration Statement on Form S-3 of DynaGen, Inc. (the "Company") of our report dated February 12, 1999 (except for Note 13, as to which the date is March 29, 1999), appearing in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.


                                           /s/ Wolf & Company, P.C.
                                           --------------------------------
                                           WOLF & COMPANY, P.C.




Boston, Massachusetts
October 18, 1999